Exhibit 99.1
NEWS RELEASE
April 29, 2021

HELMERICH & PAYNE, INC. ANNOUNCES SECOND QUARTER RESULTS
•H&P's North America Solutions segment exited the second quarter of fiscal year 2021 with 109 active rigs up roughly 15% during the quarter

•The Company ended the quarter with $562 million in cash and short-term investments and no amounts drawn on its $750 million revolving credit facility culminating in approximately $1.3 billion in available liquidity

•Quarterly North America Solutions operating gross margins(1) increased $19 million to $64 million sequentially, as revenues increased by $48 million to $250 million and expenses increased by $29 million to $186 million

•The Company reported a fiscal second quarter net loss of $(1.13) per diluted share; including select items(2) of $(0.53) per diluted share

•The Company incurred a non-cash impairment charge of $54 million related to fair market adjustments for decommissioned rigs that are held for sale and recognized a $23 million loss on sales related to excess drilling equipment and spares

•Adoption of our drilling automation technologies and new commercial models continues to increase with 25% to 30% of our active FlexRig® fleet utilizing AutoSlide®, and roughly 30% utilizing some form of performance-based contract

•On March 3, 2021, the Board of Directors of the Company declared a quarterly cash dividend of $0.25 per share, payable on June 1, 2021, to stockholders of record at the close of business on May 17, 2021

Helmerich & Payne, Inc. (NYSE: HP) reported a net loss of $121 million, or $(1.13) per diluted share, from operating revenues of $296 million for the quarter ended March 31, 2021, compared to a net loss of $70 million, or $(0.66) per diluted share, on revenues of $246 million for the quarter ended December 31, 2020. The net losses per diluted share for the second and first quarters of fiscal year 2021 include $(0.53) and $0.16, respectively, of after-tax gains and losses comprised of select items(2). For the second quarter of fiscal year 2021, select items(2) were comprised of:

•$0.04 of after-tax gains pertaining to a non-cash fair market adjustment to our equity investment, and discontinued operations related to adjustments resulting from currency fluctuations
•$(0.57) of after-tax losses pertaining to a non-cash impairment for fair market adjustments to decommissioned rigs that are held for sale, loss on sales of excess drilling equipment and spares, and restructuring charges

News Release
April 29, 2021
Net cash provided by operating activities was $78 million for the second quarter of fiscal year 2021 compared to net cash used in operating activities of $20 million for the first quarter of fiscal year 2021.

    President and CEO John Lindsay commented, "The increase in activity we experienced during the first half of our fiscal 2021 year has been encouraging, particularly in light of the record industry downturn last year. As in the past, our strong market standing and flexible financial position is enabling us to concentrate on long-term, strategic objectives during volatile and uncertain markets. We are making good progress in deploying digital technology solutions and introducing new commercial models to the industry, but realize there is still a lot of work ahead of us.
"Clearly, the energy industry's capital discipline, which started prior to the global pandemic, remains resolute, and this is something we are actually pleased to see. The attention to controlled spending and generating returns in a variety of commodity price environments is what the industry needs to attract and retain investment. A natural step in capital discipline is deriving the most value per capital dollar spent, not just in a one-year budget cycle, but over the life of an investment. This corresponds directly to where we believe H&P, as the leading drilling solutions provider, delivers the most value to our customers and is the driver behind the development of our digital technology solutions and commercial models that are structured around achieving value-added outcomes.
"H&P's focus will remain on bringing value to the customer by leveraging software, data and FlexRig technology. Our digitally-enabled drilling operations provide automation solutions that deliver both efficiency gains and wellbore quality. Our customers experience not only near-term financial benefits, like lower well costs and the reduction of certain downhole risks, but also have positive economic implications over the long-term life of the well. An important ingredient to a successful technology strategy is the integration of new commercial models, which incorporate performance metrics into the contract. New commercial models are designed to generate win-win outcomes - the customer has a well with improved economics and H&P is compensated for helping to create a portion of that value. Currently, approximately 30% of our active fleet in the U.S. is under some type of performance contract."
    Senior Vice President and CFO Mark Smith also commented, "The quality and strength of H&P's financial position, after emerging from one of the most challenging times in the Company's history, bears reiteration. H&P exited the March fiscal quarter with $562 million in cash and short-term investments, a debt-to-cap of 14% and approximately $1.3 billion in available liquidity. Additionally, lenders with $680 million of commitments under our undrawn revolving credit facility recently exercised their option to extend the maturity of our credit facility by one year to 2025. Much like the Company's strong balance sheet, the commitment to our long-standing capital allocation strategy of returning cash to shareholders remains firmly intact.
    "As the market landscape continues to evolve, the Company's focus on marketing its highly capable, super-spec FlexRig fleet is more pronounced leading us to initiate a plan in March of this year to sell certain older, less capable rigs, the majority of which were previously decommissioned, written down and expected to be sold for scrap. As a result of this plan, we reclassified those assets to held for sale for accounting purposes and we incurred an impairment of $54 million related to fair market adjustments. Additionally we recognized a $23 million loss on sales related to excess drilling equipment and spares.
"We continue to move forward with our strategies of further rationalizing our operating cost structure by identifying other areas of potential cost improvement. We are now quantifying the expected savings and timing of these strategies with the expectation of implementing these initiatives in the coming quarters. The margin improvements resulting from these additional cost saving initiatives will be recognized over the next few quarters with the full ongoing benefits expected to be realized in fiscal 2022."
    John Lindsay concluded, “One of H&P's strengths is its ability to adapt to changing, and often volatile, market conditions. Our people, rig assets and technology, and financial position are the drivers behind why H&P is considered a market leader and partner of choice within the industry. While challenges still remain ahead, I am confident that H&P and our people are up to the task and will be successful."

News Release
April 29, 2021

Operating Segment Results for the Second Quarter of Fiscal Year 2021
North America Solutions:
This segment had an operating loss of $109.8 million compared to an operating loss of $72.9 million during the previous quarter. The increase in the operating loss was due to impairments related to fair market adjustments to decommissioned rigs that are held for sale and restructuring charges. Absent these select items(2), this segment's operating loss declined by $18.8 million on a sequential basis, due mainly to a higher level of rig activity.

Operating gross margins(1) increased by $19.4 million to $64.1 million as both revenues and expenses increased sequentially. There was no early contract termination revenue recognized during the quarter compared to the prior quarter, which benefited from $5.8 million in early contract termination revenue. Operating results were still negatively impacted by the costs associated with reactivating rigs; $9.7 million in the second fiscal quarter compared to $10.6 million in the first fiscal quarter. While 21 idle rigs were reactivated during the quarter, only 15 were incremental to the rig count due to the normal contracting churn. The majority of the remaining reactivated rigs have already returned to service subsequent to March 31, 2021.

International Solutions:
This segment had an operating loss of $3.5 million compared to an operating loss of $8.4 million during the previous quarter. Operating gross margins(1) improved to a negative $1.9 million from a negative $7.0 million in the previous quarter, as the current quarter benefited from additional revenue days and certain revenue reimbursements of approximately $1.9 million. Current quarter results included a $2.4 million foreign currency loss related to our South American operations compared to an approximate $1.9 million foreign currency loss in the first quarter of fiscal year 2021.

Offshore Gulf of Mexico:
This segment had operating income of $3.0 million compared to operating income of $2.7 million during the previous quarter. Operating gross margins(1) remained relatively flat at $6.2 million compared to $6.0 million in the prior quarter.

Operational Outlook for the Third Quarter of Fiscal Year 2021

North America Solutions:
•We expect North America Solutions operating gross margins(1) to be between $65-$75 million
•We expect to exit the quarter at between 120-125 contracted rigs

International Solutions:
•We expect International Solutions operating gross margins(1) to be between $(1)-$(3) million, exclusive of any foreign exchange gains or losses

Offshore Gulf of Mexico:
•We expect Offshore Gulf of Mexico operating gross margins(1) to be between $6-$9 million

News Release
April 29, 2021
Other Estimates for Fiscal Year 2021
•Gross capital expenditures are still expected to be approximately $85 to $105 million; roughly one-third expected for maintenance, roughly one-third expected for skidding to walking conversions and roughly one-third for corporate and information technology. Ongoing asset sales include reimbursements for lost and damaged tubulars and sales of other used drilling equipment that offset a portion of the gross capital expenditures and are still expected to total approximately $25 million in fiscal year 2021. Note the sale of the offshore platform rig during the first quarter of fiscal year 2021 is excluded from this number.
•Depreciation is now expected to be approximately $425 million
•Research and development expenses for fiscal year 2021 are now expected to be roughly $25 million
•General and administrative expenses for fiscal year 2021 are still expected to be approximately $160 million

Select Items Included in Net Income per Diluted Share

Second quarter of fiscal year 2021 net loss of $(1.13) per diluted share included $(0.53) in after-tax losses comprised of the following:
•$0.02 of non-cash after-tax gains related to fair market value adjustments to equity investments
•$0.02 of non-cash after-tax gains from discontinued operations related to adjustments resulting from currency fluctuations
•$(0.01) of after-tax losses related to restructuring charges
•$(0.17) of after-tax losses pertaining to the sale of excess drilling equipment and spares
•$(0.39) of non-cash after-tax losses for impairments related to fair market value adjustments to decommissioned rigs that are held for sale

First quarter of fiscal year 2021 net loss of $(0.66) per diluted share included $0.16 in after-tax gains comprised of the following:
•$0.07 of after-tax gains pertaining to the sale of an offshore platform rig
•$0.07 of non-cash after-tax gains from discontinued operations related to adjustments resulting from currency fluctuations
•$0.02 of non-cash after-tax gains related to fair market value adjustments to equity investments
•$(0.00) of after-tax losses related to restructuring charges

 Conference Call

A conference call will be held on Friday, April 30, 2021, at 11:00 a.m. (ET) with John Lindsay, President and CEO, Mark Smith, Senior Vice President and CFO, and Dave Wilson, Vice President of Investor Relations, to discuss the Company’s second quarter fiscal year 2021 results. Dial-in information for the conference call is (800) 895-3361 for domestic callers or (785) 424-1062 for international callers.  The call access code is ‘Helmerich’.  You may also listen to the conference call that will be broadcast live over the internet by logging on to the Company’s website at http://www.helmerichpayne.com and accessing the corresponding link through the investor relations section by clicking on “Investors” and then clicking on “News and Events - Events & Presentations” to find the event and the link to the webcast.

News Release
April 29, 2021

About Helmerich & Payne, Inc.

Founded in 1920, Helmerich & Payne, Inc. (H&P) (NYSE: HP) is committed to delivering industry leading levels of drilling productivity and reliability. H&P operates with the highest level of integrity, safety and innovation to deliver superior results for its customers and returns for shareholders. Through its subsidiaries, the Company designs, fabricates and operates high-performance drilling rigs in conventional and unconventional plays around the world.  H&P also develops and implements advanced automation, directional drilling and survey management technologies. At March 31, 2021, H&P's fleet included 242 land rigs in the U.S., 32 international land rigs and seven offshore platform rigs. For more information, see H&P online at www.helmerichpayne.com.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and such statements are based on current expectations and assumptions that are subject to risks and uncertainties.  All statements other than statements of historical facts included in this release, including, without limitation, statements regarding the registrant’s future financial position, operations outlook, business strategy, dividends, budgets, projected costs and plans and objectives of management for future operations are forward-looking statements.  For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s SEC filings, including but not limited to its annual report on Form 10‑K and quarterly reports on Form 10‑Q.  As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements.  We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law.

We use our Investor Relations website as a channel of distribution for material company information. Such information is routinely posted and accessible on our Investor Relations website at www.helmerichpayne.com.

Note Regarding Trademarks.  Helmerich & Payne, Inc. owns or has rights to the use of trademarks, service marks and trade names that it uses in conjunction with the operation of its business.  Some of the trademarks that appear in this release or otherwise used by H&P include FlexRig and AutoSlide, which may be registered or trademarked in the U.S. and other jurisdictions.

(1) Operating gross margin is defined as operating revenues less direct operating expenses.
(2) See the corresponding section of this release for details regarding the select items. The Company believes identifying and excluding select items is useful in assessing and understanding current operational performance, especially in making comparisons over time involving previous and subsequent periods and/or forecasting future periods results. Select items are excluded as they are deemed to be outside of the Company's core business operations.

Contact:  Dave Wilson, Vice President of Investor Relations
investor.relations@hpinc.com
(918) 588‑5190

News Release
April 29, 2021
HELMERICH & PAYNE, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Six Months Ended
(in thousands, except per share amounts)	March 31,	December 31	March 31,	March 31,	March 31,
	2021	2020	2020	2021	2020
Operating revenues
Drilling services	$294,026	$244,781	$630,290	$538,807	$1,241,688
Other	2,145	1,596	3,349	3,741	6,608
	296,171	246,377	633,639	542,548	1,248,296
Operating costs and expenses
Drilling services operating expenses, excluding depreciation and amortization	230,313	198,689	417,743	429,002	817,072
Other operating expenses	1,274	1,362	1,315	2,636	2,737
Depreciation and amortization	106,417	106,861	132,006	213,278	262,137
Research and development	5,334	5,583	6,214	10,917	13,092
Selling, general and administrative	39,349	39,303	41,978	78,652	91,786
Asset impairment charge	54,284	—	563,234	54,284	563,234
Restructuring charges	1,608	138	—	1,746
(Gain) loss on sale of assets	18,515	(12,336)	(10,310)	6,179	(14,589)
	457,094	339,600	1,152,180	796,694	1,735,469
Operating loss from continuing operations	(160,923)	(93,223)	(518,541)	(254,146)	(487,173)
Other income (expense)
Interest and dividend income	4,819	1,879	3,566	6,698	5,780
Interest expense	(5,759)	(6,139)	(6,095)	(11,898)	(12,195)
Gain (loss) on investment securities	2,520	2,924	(12,413)	5,444	(9,592)
Gain on sale of subsidiary	—	—	—	—	14,963
Other	(577)	(1,480)	(398)	(2,057)	(797)
	1,003	(2,816)	(15,340)	(1,813)	(1,841)
Loss from continuing operations before income taxes	(159,920)	(96,039)	(533,881)	(255,959)	(489,014)
Income tax benefit	(36,624)	(18,115)	(113,413)	(54,739)	(99,275)
Loss from continuing operations	(123,296)	(77,924)	(420,468)	(201,220)	(389,739)
Income from discontinued operations before income taxes	2,293	7,493	6,067	9,786	13,524
Income tax provision	—	—	6,139	—	13,720
Income (loss) from discontinued operations	2,293	7,493	(72)	9,786	(196)
Net loss	$(121,003)	$(70,431)	$(420,540)	$(191,434)	$(389,935)

Basic earnings (loss) per common share:
Loss from continuing operations	$(1.15)	$(0.73)	$(3.88)	$(1.87)	$(3.61)
Income from discontinued operations	$0.02	$0.07	$—	$0.09	$—
Net loss	$(1.13)	$(0.66)	$(3.88)	$(1.78)	$(3.61)

Diluted earnings (loss) per common share:
Loss from continuing operations	$(1.15)	$(0.73)	$(3.88)	$(1.87)	$(3.61)
Income from discontinued operations	$0.02	$0.07	$—	$0.09	$—
Net loss	$(1.13)	$(0.66)	$(3.88)	$(1.78)	$(3.61)

Weighted average shares outstanding (in thousands):
Basic	107,861	107,617	108,577	107,738	108,556
Diluted	107,861	107,617	108,577	107,738	108,556

News Release
April 29, 2021
HELMERICH & PAYNE, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31,	September 30,
(in thousands except share data and share amounts)	2021	2020
Assets
Current Assets:
Cash and cash equivalents	$427,243	$487,884
Short-term investments	134,491	89,335
Accounts receivable, net of allowance of $1,806 and $1,820, respectively	209,402	192,623
Inventories of materials and supplies, net	96,504	104,180
Prepaid expenses and other, net	97,857	89,305
Assets held-for-sale	13,076	—
Total current assets	978,573	963,327

Investments	34,569	31,585
Property, plant and equipment, net	3,374,235	3,646,341
Other Noncurrent Assets:
Goodwill	45,653	45,653
Intangible assets, net	77,430	81,027
Operating lease right-of-use asset	56,474	44,583
Other assets, net	21,170	17,105
Total other noncurrent assets	200,727	188,368

Total assets	$4,588,104	$4,829,621

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$63,934	$36,468
Dividends payable	27,327	27,226
Accrued liabilities	160,342	155,442
Total current liabilities	251,603	219,136

Noncurrent Liabilities:
Long-term debt, net	481,647	480,727
Deferred income taxes	604,536	650,675
Other	163,063	147,180
Noncurrent liabilities - discontinued operations	3,559	13,389
Total noncurrent liabilities	1,252,805	1,291,971

Shareholders' Equity:
Common stock, $.10 par value, 160,000,000 shares authorized, 112,222,865 and 112,151,563 shares issued as of March 31, 2021 and September 30, 2020, respectively, and 107,893,998 and 107,488,242 shares outstanding as of March 31, 2021 and September 30, 2020, respectively	11,222	11,215
Preferred stock, no par value, 1,000,000 shares authorized, no shares issued	—	—
Additional paid-in capital	516,870	521,628
Retained earnings	2,762,735	3,010,012
Accumulated other comprehensive loss	(25,274)	(26,188)
Treasury stock, at cost, 4,328,867 shares and 4,663,321 shares as of March 31, 2021 and September 30, 2020, respectively	(181,857)	(198,153)
Total shareholders’ equity	3,083,696	3,318,514
Total liabilities and shareholders' equity	$4,588,104	$4,829,621

News Release
April 29, 2021
HELMERICH & PAYNE, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended March 31,
(in thousands)	2021	2020
OPERATING ACTIVITIES:
Net loss	$(191,434)	$(389,935)
Adjustment for (income) loss from discontinued operations	(9,786)	196
Loss from continuing operations	(201,220)	(389,739)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	213,278	262,137
Asset impairment charge	54,284	563,234
Amortization of debt discount and debt issuance costs	920	900
Provision for credit loss	(227)	1,779
Provision for obsolete inventory	423	684
Stock-based compensation	14,277	20,952
(Gain) loss on investment securities	(5,444)	9,592
(Gain) loss on sale of assets	6,179	(14,589)
Gain on sale of subsidiary	—	(14,963)
Deferred income tax benefit	(46,068)	(106,878)
Other	3,646	(3,779)
Changes in assets and liabilities	18,779	(96,660)
Net cash provided by operating activities from continuing operations	58,827	232,670
Net cash used in operating activities from discontinued operations	(25)	(28)
Net cash provided by operating activities	58,802	232,642

INVESTING ACTIVITIES:
Capital expenditures	(30,745)	(94,312)
Purchase of investments	(106,731)	(36,336)
Proceeds from sale of investments	63,742	43,894
Proceeds from sale of subsidiary	—	15,056
Proceeds from asset sales	13,419	24,799
Other	—	(51)
Net cash used in investing activities	(60,315)	(46,950)

FINANCING ACTIVITIES:
Dividends paid	(54,230)	(155,890)
Proceeds from stock option exercises	—	4,100
Payments for employee taxes on net settlement of equity awards	(2,119)	(3,455)
Payment of contingent consideration from acquisition of business	(250)	(4,250)
Share repurchase	—	(28,504)
Other	—	(445)
Net cash used in financing activities	(56,599)	(188,444)
Net decrease in cash and cash equivalents and restricted cash	(58,112)	(2,752)
Cash and cash equivalents and restricted cash, beginning of period	536,747	382,971
Cash and cash equivalents and restricted cash, end of period	$478,635	$380,219

News Release
April 29, 2021

	Three Months Ended			Six Months Ended
SEGMENT REPORTING	March 31,	December 31	March 31,	March 31,
(in thousands, except operating statistics)	2021	2020	2020 (1)	2021	2020 (1)
NORTH AMERICA SOLUTIONS OPERATIONS
Operating revenues	$249,939	$201,990	$545,961	$451,929	$1,070,642
Direct operating expenses	185,841	157,309	346,564	343,150	679,546
Segment gross margin (3)	64,098	44,681	199,397	108,779	391,096

Depreciation	99,917	100,324	117,334	200,241	233,399
Research and development	5,329	5,466	5,663	10,795	12,412
Selling, general and administrative expense	12,960	11,680	12,519	24,640	29,265
Asset impairment charge	54,284	—	406,548	54,284	406,548
Restructuring charges	1,442	139	—	1,581	—
Segment operating loss	$(109,834)	$(72,928)	$(342,667)	$(182,762)	$(290,528)
Operating Statistics (2):
Average active rigs	105	81	190	93	191
Number of active rigs at the end of period	109	94	150	109	150
Number of available rigs at the end of period	242	262	299	242	299
Reimbursements of "out-of-pocket" expenses	$27,290	$18,789	$77,166	$46,079	$136,734

INTERNATIONAL SOLUTIONS OPERATIONS
Operating revenues	$14,813	$10,518	$51,250	$25,331	$97,712
Direct operating expenses	16,718	17,523	37,964	34,241	72,039
Segment gross margin (3)	(1,905)	(7,005)	13,286	(8,910)	25,673

Depreciation	415	373	7,821	788	15,638
Selling, general and administrative expense	1,138	979	1,248	2,117	2,703
Asset impairment charge	—	—	156,686	—	156,686
Segment operating loss	$(3,458)	$(8,357)	$(152,469)	$(11,815)	$(149,354)
Operating Statistics (2):
Average active rigs	4	4	17	4	17
Number of active rigs at the end of period	5	4	15	5	15
Number of available rigs at the end of period	32	32	32	32	32
Reimbursements of "out-of-pocket" expenses	$1,613	$2,559	$2,209	$4,172	$3,796

OFFSHORE GULF OF MEXICO OPERATIONS
Operating revenues	$29,274	$32,273	$33,079	$61,547	$73,334
Direct operating expenses	23,069	26,256	32,648	49,325	62,693
Segment gross margin (3)	6,205	6,017	431	12,222	10,641

Depreciation	2,593	2,606	2,842	5,199	5,587
Selling, general and administrative expense	634	669	908	1,303	2,045
Segment operating income (loss)	$2,978	$2,742	$(3,319)	$5,720	$3,009
Operating Statistics (2):
Average active rigs	4	5	5	5	6
Number of active rigs at the end of period	4	4	5	4	5
Number of available rigs at the end of period	7	7	8	7	8
Reimbursements of "out-of-pocket" expenses	$5,193	$7,868	$6,763	$13,061	$16,663
(1) Operations previously reported within the H&P Technologies reportable segment are now managed and presented within the North America Solutions reportable segment.
(2) These operating metrics allow investors to analyze the various components of segment financial results in terms of activity, utilization and other key results. Management uses these metrics to analyze historical segment financial results and as the key inputs for forecasting and budgeting segment financial results. Beginning in the first quarter of fiscal year 2021, these operating metrics replaced previously used per day metrics. As a result, prior year comparative information is also provided above.
(3) Segment gross margin and operating income/loss have limitations and should not be used as alternatives to revenues, expenses, or operating income/loss, which are performance measures determined in accordance with GAAP.

News Release
April 29, 2021

    Segment reconciliation amounts were as follows:

	Three Months Ended March 31, 2021
(in thousands)	North America Solutions	Offshore Gulf of Mexico	International Solutions	Other	Eliminations	Total
Operating revenue	$249,939	$29,274	$14,813	$2,145	$—	$296,171
Intersegment	—	—	—	8,680	(8,680)	—
Total operating revenue	$249,939	$29,274	$14,813	$10,825	$(8,680)	$296,171

Direct operating expenses	182,698	21,097	16,582	11,210	—	231,587
Intersegment	3,143	1,972	136	12	(5,263)	—
Total drilling services & other operating expenses	$185,841	$23,069	$16,718	$11,222	$(5,263)	$231,587

	Six Months Ended March 31, 2021
(in thousands)	North America Solutions	Offshore Gulf of Mexico	International Solutions	Other	Eliminations	Total
Operating revenue	$451,929	$61,547	$25,331	$3,741	$—	$542,548
Intersegment	—	—	—	15,802	(15,802)	—
Total operating revenue	$451,929	$61,547	$25,331	$19,543	$(15,802)	$542,548

Direct operating expenses	337,867	45,120	33,936	14,715	—	431,638
Intersegment	5,283	4,205	305	257	(10,050)	—
Total drilling services & other operating expenses	$343,150	$49,325	$34,241	$14,972	$(10,050)	$431,638

    Segment operating income (loss) for all segments is a non-GAAP financial measure of the Company’s performance, as it excludes gain on sale of assets, corporate selling, general and administrative expenses, corporate restructuring charges, and corporate depreciation. The Company considers segment operating income (loss) to be an important supplemental measure of operating performance for presenting trends in the Company’s core businesses. This measure is used by the Company to facilitate period-to-period comparisons in operating performance of the Company’s reportable segments in the aggregate by eliminating items that affect comparability between periods. The Company believes that segment operating income (loss) is useful to investors because it provides a means to evaluate the operating performance of the segments and the Company on an ongoing basis using criteria that are used by our internal decision makers. Additionally, it highlights operating trends and aids analytical comparisons. However, segment operating income has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect the Company’s operating performance in future periods.

News Release
April 29, 2021
    The following table reconciles segment operating income (loss) per the information above to loss from continuing operations before income taxes as reported on the Unaudited Condensed Consolidated Statements of Operations:

	Three Months Ended			Six Months Ended
	March 31,	December 31	March 31,	March 31,	March 31,
(in thousands)	2021	2020	2020 (1)	2021	2020 (1)
Operating income (loss)
North America Solutions	$(109,834)	$(72,928)	$(342,667)	$(182,762)	$(290,528)
International Solutions	(3,458)	(8,357)	(152,469)	(11,815)	(149,354)
Offshore Gulf of Mexico	2,978	2,742	(3,319)	5,720	3,009
Other	(1,072)	4,111	376	3,039	(705)
Eliminations	(3,433)	(2,126)	—	(5,559)	—
Segment operating loss	$(114,819)	$(76,558)	$(498,079)	$(191,377)	$(437,578)
Gain (loss) on sale of assets	(18,515)	12,336	10,310	(6,179)	14,589
Corporate selling, general and administrative costs and corporate depreciation	(27,589)	(29,001)	(30,772)	(56,590)	(64,184)
Operating loss	$(160,923)	$(93,223)	$(518,541)	$(254,146)	$(487,173)
Other income (expense):
Interest and dividend income	4,819	1,879	3,566	6,698	5,780
Interest expense	(5,759)	(6,139)	(6,095)	(11,898)	(12,195)
Gain (loss) on investment securities	2,520	2,924	(12,413)	5,444	(9,592)
Gain on sale of subsidiary	—	—	—	—	14,963
Other	(577)	(1,480)	(398)	(2,057)	(797)
Total unallocated amounts	1,003	(2,816)	(15,340)	(1,813)	(1,841)
Loss from continuing operations before income taxes	$(159,920)	$(96,039)	$(533,881)	$(255,959)	$(489,014)

(1)    Operations previously reported within the H&P Technologies reportable segment are now managed and presented within the North America Solutions reportable segment.

News Release
April 29, 2021

SUPPLEMENTARY STATISTICAL INFORMATION
Unaudited

U.S. LAND RIG COUNTS & MARKETABLE FLEET STATISTICS

	April 29,	March 31,	December 31,	Q2FY21
	2021	2021	2020	Average
U.S. Land Operations
Term Contract Rigs	64	64	65	67
Spot Contract Rigs	54	45	29	38
Total Contracted Rigs	118	109	94	105
Idle or Other Rigs	124	153	168	157
Total Marketable Fleet	242	262	262	262

H&P GLOBAL FLEET UNDER TERM CONTRACT STATISTICS
Number of Rigs Already Under Long-Term Contracts(*)
(Estimated Quarterly Average — as of 03/31/21)

	Q3	Q4	Q1	Q2	Q3	Q4	Q1
Segment	FY21	FY21	FY22	FY22	FY22	FY22	FY23
U.S. Land Operations	63.5	48.5	39.5	33.3	28.0	25.0	21.9
International Land Operations	1.0	1.0	1.0	1.0	1.0	1.0	1.0
Offshore Operations	—	—	—	—	—	—	—
Total	64.5	49.5	40.5	34.3	29.0	26.0	22.9
(*) All of the above rig contracts have original terms equal to or in excess of six months and include provisions for early termination fees.

SELECT ITEMS(**)

	Three Months Ended March 31, 2021
(in thousands, except per share data)	Pretax	Tax	Net	EPS
Net loss (GAAP basis)			$(121,003)	$(1.13)
(-) Fair market adjustment to equity investments	$2,520	$545	$1,975	$0.02
(-) Gain from discontinued ops. - currency fluctuation adjustments	$2,293	$—	$2,293	$0.02
(-) Restructuring charges	$(1,608)	$(352)	$(1,256)	$(0.01)
(-) Loss on the sale of excess drilling equipment and spares	$(23,019)	$(5,061)	$(17,958)	$(0.17)
(-) Impairments for fair market value adjustments to decomm. rigs	$(54,284)	$(11,888)	$(42,396)	$(0.39)
Adjusted net loss			$(63,661)	$(0.60)

	Three Months Ended December 31, 2020
(in thousands, except per share data)	Pretax	Tax	Net	EPS
Net loss (GAAP basis)			$(70,431)	$(0.66)
(-) Gain on the sale of an offshore platform rig	$9,178	$2,030	$7,148	$0.07
(-) Gain from discontinued ops. - currency fluctuation adjustments	$7,493	$—	$7,493	$0.07
(-) Fair market adjustment to equity investments	$2,924	$647	$2,277	$0.02
(-) Restructuring charges	$(138)	$(31)	$(107)	$—
Adjusted net loss			$(87,242)	$(0.82)

Note: Excluded from the select items above are revenues recognized due to early contract terminations in the amount (pretax) of $5.8 million for the three months ended December 31, 2020.
(**)The Company believes identifying and excluding select items is useful in assessing and understanding current operational performance, especially in making comparisons over time involving previous and subsequent periods and/or forecasting future period results. Select items are excluded as they are deemed to be outside of the Company's core business operations.